UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2026

BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-14959

Wisconsin	39-0178960
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of principal executive offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Nonvoting Common Stock, par value $0.01 per share	BRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On April 20, 2026, Brady Corporation (the “Company”) and its wholly owned subsidiary, Brady Worldwide, Inc. (the “Purchaser”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Honeywell International Inc. (the “Seller”). Pursuant to the Purchase Agreement, on the terms and subject to the conditions therein, the Purchaser agreed to acquire the Seller’s Productivity Solutions and Services business (the “Business”), a global manufacturer and provider of integrated mobile computing, scanning, printing, and software solutions, for a base purchase price of $1.4 billion in cash, subject to customary post-closing adjustments (the “Transaction”).

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information related to the Note Purchase Agreement set forth under Item 2.03 of this Report is hereby incorporated herein by reference.

Item 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 3, 2026, the Purchaser and the Seller closed the previously announced Transaction (the “Closing”) pursuant to the terms of the Purchase Agreement. The Company funded the Transaction and related fees and expenses with cash on hand and borrowings under the Credit Facilities (as defined herein).

Pursuant to the terms of the Purchase Agreement, in connection with the Closing, the Seller and the Purchaser entered into a transition services agreement, whereby the Seller agreed to provide the Purchaser with certain services for a limited period of time following the Closing to facilitate the separation of the Business from the Seller. Under the transition services agreement, the Purchaser also agreed to provide certain services to the Seller for a limited period of time following the Closing related to the occupancy of certain real estate properties, manufacturing support and certain website maintenance. In connection with the Closing, the Seller and the Purchaser also entered into an intellectual property license agreement, which governs the post-closing usage rights and licenses between the parties for certain technology and intellectual property used in connection with the operation of the Business.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 21, 2026 and is incorporated herein by reference.

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

In connection with the consummation of the Transaction, the Company incurred indebtedness consisting of (i) approximately $800 million aggregate principal amount borrowed under its existing $1.0 billion Credit Agreement (the “Credit Agreement”), dated as of June 12, 2026; and (ii) approximately $800 million aggregate principal amount borrowed under the Note Purchase Agreement (as described herein) (the “Note Purchase Agreement” and, together with the Credit Agreement, the “Credit Facilities”). The proceeds of the borrowings under the Credit Facilities, together with cash on hand, were used to fund the Transaction and related fees and expenses.

Note Purchase Agreement

On August 3, 2026, the Company completed a private placement of $250 million of 5.43% Senior Notes, Series A, due August 3, 2031 (the “Series A Notes”), $300 million of 5.65% Senior Notes, Series B, due August 3, 2033 (the “Series B Notes”), and $250 million of 5.90% Senior Notes, Series C, due August 3, 2036 (the “Series C Notes” and, together with the Series A Notes and the Series B Notes, the “Senior Notes”), in each case pursuant to a Note Purchase Agreement with the purchasers party thereto. The Senior Notes are senior unsecured obligations of the Company and are guaranteed by certain of the Company’s wholly-owned domestic subsidiaries. A portion of the proceeds of the Senior Notes were used to finance the Transaction and related fees and expenses, with the remainder of such proceeds to be used for general corporate purposes. The Senior Notes were offered and sold to the purchasers in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Senior Notes will not be registered for resale and may not be resold absent such registration or pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The Note Purchase Agreement contains various customary covenants, including a maximum consolidated net leverage ratio of 3.50 to 1.00, which will temporarily be increased to up to 4.00 to 1.00 for the four computation periods ending after the Closing, and a minimum consolidated interest coverage ratio of 3.00 to 1.00.

The foregoing description of the material terms of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

Item 7.01	REGULATION FD DISCLOSURE

The Company issued a press release on August 3, 2026 announcing the closing of the Transaction, which is attached hereto as Exhibit 99.1 to this Report and is incorporated by reference herein.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

FORWARD-LOOKING STATEMENTS

In this Report, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, statements about the success of the acquisition, including anticipated benefits and synergies of the transaction, future opportunities for the combined company, and any other statements regarding the Company’s business, the Business, the establishment of a new reporting segment for the Business, and the combined company’s future operations and future financial position, anticipated economic activity, business strategies, targets, future earnings, anticipated growth, market opportunities, debt levels and cash flows, competition and other expectations and estimates for future periods including plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project,” “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond the Company’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For the Company, uncertainties arise from: the ability of the Company and the Business to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally; potential difficulties integrating the Business, or the costs of integrating the Business exceeding original estimates; failure of the Company to achieve the anticipated benefits and synergies of the transaction identified in this Report on the timeline indicated or at all; the establishment of a new reporting segment for the Business; increased cost of materials, labor, material shortages and supply chain disruptions, including as a result of tariffs or other impacts of the global trade environment; decreased demand for the Company’s products; the Company’s ability to compete effectively or to successfully execute our strategy; the Company’s ability to develop technologically advanced products that meet customer demands; the Company’s ability to identify, integrate and grow acquired companies, and to manage contingent liabilities from divested businesses; difficulties in protecting the Company’s websites, networks, and systems against security breaches; extensive regulations by U.S. and non-U.S. governmental and self-regulatory entities; risks associated with the loss of key employees; litigation, including product liability claims; global climate change and environmental regulations; foreign currency fluctuations; our indebtedness, financial condition and fulfillment of obligations thereunder; the ability to service our indebtedness; changes in tax legislation and tax rates; potential write-offs of goodwill and other intangible assets; differing interests of voting and non-voting shareholders and changes in the regulatory and business environment around dual-class voting structures; numerous other matters of national, regional and global scale, including major public health crises and government responses thereto and those of a political, economic, business, competitive, and regulatory nature contained from time to time in the Company’s SEC filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of the Company’s Form 10-K for the year ended July 31, 2025 and the risk factor listed in the “Risk Factors” section within Item 1A of the Company’s Form 10-Q for the quarterly period ended April 30, 2026.

These uncertainties may cause the Company’s actual future results to be materially different than those expressed in its forward-looking statements. The Company does not undertake to update its forward-looking statements except as required by law.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(a) Financial Statements of Businesses Acquired.
The required financial information of the Business will be included in an exhibit that will be filed in an amendment to this Report within the period specified in Item 9.01 of Form 8-K.

(b) Pro Forma Financial Information.

The required pro forma financial information will be included in an exhibit that will be filed in an amendment to this Report within the period specified in Item 9.01 of Form 8-K.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
2.1*
Equity Purchase Agreement, dated as of April 20, 2026, by and among Brady Corporation, Brady Worldwide, Inc. and Honeywell International, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 21, 2026).

10.1	Note Purchase Agreement, dated as of August 3, 2026, among Brady Corporation and the purchasers party thereto.

99.1	Press release issued by Brady Corporation, dated as of August 3, 2026

104	Cover Page Interactive Data File (embedded within Inline XBRL document).
*Schedules and exhibits to this document are not being filed herewith pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any such schedule or exhibit to the SEC upon request.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION

Date: August 6, 2026

/s/ ANN E. THORNTON
Ann E. Thornton
Chief Financial Officer, Chief Accounting Officer and Treasurer